SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2013

Arrayit Corporation

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

001-16381	76-0600966
(Commission File Number)	(IRS Employer Identification Number)

524 East Weddell Drive

Sunnyvale, CA 94089

(Address of principal executive offices)

Rene A. Schena

524 East Weddell Drive

Sunnyvale, CA 94089

(Name and address of agent for service)

408-744-1711

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On Monday, October 21, 2013, Arrayit Corporation entered into a lease agreement with Dollinger Oakmead Associates (the “Landlord”) for a 15,000 square foot research and development space in Sunnyvale, California (the “Lease”). The Lease begins on January 1, 2014, and runs for a period of seven years with a monthly rent of $19,500.00.

Item 3.02 Unregistered Sales of Equity Securities

Between October 18, 2013, and October 31, 2013, Arrayit Corporation (the “Company”) sold to accredited investors (the “Investors”) 3,333,333 restricted shares of Company common stock, for a price of $0.30 per share (“Shares”) raising a total of $1,000,000.00. The Investors received one warrant to purchase Company stock at a strike price of $0.45 (“Warrants”) for every two Shares purchased, for a total of 1,666,667 Warrants distributed.

The sale and issuance of the securities discussed above were determined to be exempt from registration in reliance on Rule 506(b) of Regulation D.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arrayit Corporation (Registrant)

By:	/s/ Rene A Schena
Name:	Rene A Schena
Title:	Chief Executive Officer
Date:	November 1, 2013